UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

QUINSTREET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2012, QuinStreet, Inc. voluntarily entered into an Assurance of Voluntary Compliance agreement (the “Agreement”) with the attorneys general of multiple states relating to online marketing for education companies. QuinStreet cooperated fully with the attorneys general and collaborated with them in developing the Agreement.

The Agreement was developed through discussions involving representatives of attorneys general offices from several states. The company believes, therefore, that it represents a significant step forward in helping to clarify expectations for school advertising online, and for related website design and content. QuinStreet, long a leader in ethical marketing practices online, does not engage in deceptive marketing practices and does not believe that its websites were misleading prior to the Agreement. QuinStreet believes that entering into the Agreement provides greater clarity and certainty, and avoids a potentially longer, more costly and distracting process.

Under the Agreement, QuinStreet will donate the URL “GIBill.com” to the United States Department of Veterans Affairs. The donation will ensure that there is no confusion about the website’s ownership or government affiliation. GIBill.com has never been a material contributor to QuinStreet revenue. Also under the Agreement, QuinStreet will provide expanded disclosures on other military-oriented and education-related websites and will pay a total of $2.5 million to the settling states to reimburse them for the cost of the investigation and negotiating process. The Agreement closes the civil investigation by the attorneys general disclosed in the company’s latest 10Q filing with the SEC.

The new disclosures and disclaimers under the agreement could negatively affect media conversion rates. Early test results indicate that the company should not suffer material diminishment of revenue. The tests have not yet been exhaustive, so the full effects cannot be assessed with certainty at this time. The company believes that any negative effects we may experience could be mitigated by ongoing optimization efforts. The company also believes that the changes are likely to be adopted more broadly in the industry, reducing or eliminating any relative disadvantage.

The company reaffirms the outlook provided on its April 30, 2012 earnings call. It continues to expect revenue of $360-$370 million for fiscal 2012 and to target adjusted EBITDA margin of 20% for the year, excluding the $2.5 million paid under the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Assurance of Voluntary Compliance dated June 26, 2012 by and among QuinStreet, Inc. and the Attorneys General of the States of Alabama, Arizona, Arkansas, Delaware, Florida, Idaho, Illinois, Iowa, Kentucky, Massachusetts, Mississippi, Missouri, Nevada, New York, North Carolina, Ohio, Oregon, South Carolina, Tennessee and West Virginia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUINSTREET, INC.

Dated: June 27, 2012	By:	/s/ Douglas Valenti
Douglas Valenti
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Assurance of Voluntary Compliance dated June 26, 2012 by and among QuinStreet, Inc. and the Attorneys General of the States of Alabama, Arizona, Arkansas, Delaware, Florida, Idaho, Illinois, Iowa, Kentucky, Massachusetts, Mississippi, Missouri, Nevada, New York, North Carolina, Ohio, Oregon, South Carolina, Tennessee and West Virginia